Exhibit 10.2(a)


                     THIS CONTRACT IS SUBJECT TO ARBITRATION

                        BANDAG SYSTEM FRANCHISE AGREEMENT

                                TABLE OF CONTENTS

   Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   I.     BANDAG Method and Grant of Franchise . . . . . . . . . . . . . .  1

   II.    Materials Provided by BANDAG; Obligations of
          FRANCHISEE . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

   III.   Maintenance of Quality and Reputation  . . . . . . . . . . . . .  3

   IV.    Records and Inspection . . . . . . . . . . . . . . . . . . . . .  4

   V.     Relationship of Parties  . . . . . . . . . . . . . . . . . . . .  4

   VI.    Use of the Marks, Display, Advertising and
          Promotion of BANDAG Name . . . . . . . . . . . . . . . . . . . .  4

   VII.   Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .  4

   VIII.  Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

   IX.    Termination of the Agreement by BANDAG . . . . . . . . . . . . .  4

   X.     Effect of Termination  . . . . . . . . . . . . . . . . . . . . .  5

   XI.    Transfer of Control  . . . . . . . . . . . . . . . . . . . . . .  5

   XII.   General and Product Liability; Warranties;
          Insurance and Indemnification  . . . . . . . . . . . . . . . . .  6

   XIII.  Security Interest  . . . . . . . . . . . . . . . . . . . . . . .  7

   XIV.   Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . .  7

   XV.    Notices; Litigation  . . . . . . . . . . . . . . . . . . . . . .  7

   XVI.   Assignment and Subfranchising  . . . . . . . . . . . . . . . . .  7

   XVII.  Improvements by FRANCHISEE . . . . . . . . . . . . . . . . . . .  7

   XVIII. Execution; Representations and Warranties  . . . . . . . . . . .  8

   XIX.   Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . .  8

   XX.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . .  8

   UNDERTAKING BY THE PRINCIPALS OF BANDAG FRANCHISEE  . . . . . . . . .   11

   ANNEX A General Terms and Conditions of Sale  . . . . . . . . . . . . . .
   ANNEX B BANDAG /R/ Logo and Trademark Usage Requirements and
                Policy . . . . . . . . . . . . . . . . . . . . . . . . . . .

                        BANDAG SYSTEM FRANCHISE AGREEMENT

   THIS AGREEMENT is made by and between Bandag, Incorporated, an Iowa corporation ("BANDAG") and _________________________________________
   ______________________________________________  ("FRANCHISEE"), a

     ____ corporation organized under the laws of the State of ___________,

     ____ sole proprietorship owned by ___________________________________,

     ____ partnership organized under the laws of the State of ___________,

     doing business under the name: ______________________________________,

     whose mailing address is: ___________________________________________

     _____________________________________________________________________,

     with employer federal identification number _________________________.


                                  Introduction

   Over many years and at substantial expense, BANDAG has developed, promoted and improved for its franchises, and continues to improve, a unique method of retreading tires with pre-cured rubber. This method utilizes manufacturing technology, engineering and know-how, other proprietary processes, and specialized equipment made by or for BANDAG or one of its corporate affiliates for use in the process of inspecting and preparing casings for retreading, affixing and bonding the tread rubber to the casing, and repairing casings (herein, such equipment, as modified, improved and supplemented by BANDAG from time to time, to be called "BANDAG Equipment"). BANDAG has also developed for use in this unique retreading method BANDAG/R/ tread rubber, BANDAG/R/ cushion gum, other tread materials and other materials used between the tread materials and the casing (including without limitation cushion rubber, cushion gum and other adhesives, repair gums, filling materials, special extrusions, re-belting materials, cements and other rubber items) (herein, such items, as modified, improved and supplemented by BANDAG from time to time, to be called "BANDAG Rubber Products"). In addition, BANDAG has developed at substantial expense valuable market research, proprietary rights (including patents, trademarks, confidential know-how and copyrights), expertise in managing retread facilities, and programs for the marketing and sale of retreaded tires, for the technical and sales training of personnel, and for customer service. In this Agreement, all the foregoing described in this Introduction, as they may be modified from time to time by BANDAG, shall be referred to as the "BANDAG Method".

   FRANCHISEE desires to acquire the right to practice the BANDAG Method, and BANDAG is pleased to grant this valuable right to FRANCHISEE on the terms stated in this Agreement.

   In consideration of the mutual agreements herein and other good and valuable consideration, BANDAG and FRANCHISEE agree as follows:

   I.     BANDAG Method and Grant of Franchise

   (a) BANDAG hereby grants to FRANCHISEE the non-exclusive right to make and sell those truck and bus tires (but excluding aircraft, agricultural and passenger tires) retreaded by the BANDAG Method (as improved by BANDAG during the term of this Agreement) marked below:

          _____   Retreading tire sizes up to and including
                  14.00-25 and 17.5-25.

          _____ Retreading tire sizes from LT 185/75R14 up to and including 9R17.5 including all sizes of Wide Base, Low Profile and High Flotation Light Truck Tires within that size range.

          _____ Retreading tire sizes from 12.00-24 up to and including 29.5-29 including all sizes of Wide Base, Low Profile and High Flotation Light OTR Tires within that size range.

                          [Check applicable program(s)]

   (b) FRANCHISEE may make retreaded tires by the BANDAG Method only at the facility located at: _____________________________________________
   ______________________________________________________________________
   ("Authorized Location").

   (c)    FRANCHISEE's non-exclusive Territory shall be:  ___________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   FRANCHISEE may sell tires retreaded by the BANDAG Method wherever and to whomever and at any price FRANCHISEE may choose, in or outside the Territory (as is the case with other BANDAG franchisees).

   (d) FRANCHISEE may not resell BANDAG Rubber Products purchased from BANDAG or from any other franchisee of BANDAG other than to (i) end users (and in that instance, only if such items are incorporated into tires retreaded by the BANDAG Method) and (ii) other BANDAG franchisees authorized to retread tires by the BANDAG Method in the United States.

   (e) While this Agreement is in effect, FRANCHISEE may not, in the Territory, sell tires of the size and use checked above retreaded by any method using pre-cured rubber other than the BANDAG Method, or operate, effectively control or be employed by any entity or undertaking in the business of selling such tires in the Territory. FRANCHISEE further agrees not to allow any of its Affiliates or Controlling Persons to engage in these activities while this Agreement is in effect.

   (f)    For the purposes of this Agreement,

          (1) "Affiliate" shall mean any natural person or legal entity that, directly or indirectly, controls, is controlled by or is under common control with either FRANCHISEE or any Controlling Person; and

          (2) "Controlling Person" shall be any natural person or other legal entity with a 5% or greater interest in FRANCHISEE or in another entity that has, directly or indirectly, a 5% or greater interest in FRANCHISEE, or otherwise having the power to control, directly or indirectly, the management, direction or day-to-day operations of FRANCHISEE. Without limiting the generality of the foregoing, a natural person or legal entity shall be a "Controlling Person" of FRANCHISEE if it owns a 5% or greater interest in another entity that either is itself a Controlling Person of FRANCHISEE or has an indirect ownership interest in FRANCHISEE through one or more intervening levels of direct or indirect subsidiaries. For example, if FRANCHISEE is a wholly-owned subsidiary of another corporation that is, in turn, owned equally by three other corporations, each of these three corporations shall be considered a Controlling Person for purposes of this Agreement.

   II.    Materials Provided by BANDAG; Obligations of FRANCHISEE

   (a) To assist its franchisees, BANDAG has developed materials relating to the BANDAG Method and to production engineering (including technical bulletins), public relations, and advertising, merchandising and promotion of the BANDAG Method and of tires retreaded by the BANDAG Method. BANDAG will provide to FRANCHISEE from time to time such materials as are provided by BANDAG to its franchisees generally. BANDAG may amend and revise such materials and charge for materials in excess of those normally provided.

   (b) All proprietary and other information obtained directly or indirectly by FRANCHISEE with respect to BANDAG's business plans, policies, and modified or new methods, processes or products, and all written matter furnished to FRANCHISEE by BANDAG or its affiliates (whether or not FRANCHISEE shall be charged for same), shall remain BANDAG's property and shall be deemed confidential information. Such information and materials (including any translation) shall not be reproduced or disclosed to others or used for any purpose other than performance of FRANCHISEE's obligations under this Agreement. FRANCHISEE shall cause its employees to comply with this provision. If there is any claim or litigation involving the confidential information, and if BANDAG in its sole discretion undertakes the negotiation, settlement, defense or prosecution, FRANCHISEE shall execute any documents and render assistance (exclusive of out-of-pocket expenditures) as may be reasonably requested to carry out the same. If any confidential information is sought by discovery procedures, FRANCHISEE shall (i) notify BANDAG within three (3) days after receipt of such discovery request, (ii) seek appropriate protective orders for such information and (iii) join in any motion BANDAG may file to protect against disclosure of such materials.

   (c) FRANCHISEE agrees that, at its Authorized Location and within a 480-mile radius thereof, during the term of this Agreement, (i) it will not, and will not allow any Controlling Person or any Affiliate to, retread tires by any method using pre-cured rubber other than the BANDAG Method or directly or indirectly operate, effectively control or be employed by any entity or undertaking in the business of retreading such tires; and (ii) it will not refer any customers or potential customers of retreaded tires to other entities or shops using any pre-cured method other than the BANDAG Method.

   III.   Maintenance of Quality and Reputation

   (a) FRANCHISEE acknowledges the superior quality, performance and reputation of BANDAG Equipment, BANDAG Rubber Products, and the other items and services that constitute part of the BANDAG Method. FRANCHISEE further acknowledges that it is essential to the reputation of the BANDAG Method and to the maintenance of the BANDAG trademarks and logos, and to avoid misleading the public with respect to the quality of the tires retreaded by FRANCHISEE, that the retreaded tires sold by FRANCHISEE be retreaded strictly in accordance with the BANDAG Method and with BANDAG Equipment and BANDAG Rubber Products, including BANDAG/R/ tread rubber and BANDAG/R/ cushion gum. Accordingly, FRANCHISEE shall utilize in the retreading of tires with pre-cured rubber at the Authorized Location only BANDAG Rubber Products and BANDAG Equipment. FRANCHISEE shall also follow such procedures for retreading tires with pre-cured rubber as are established by BANDAG from time to time and shall maintain standards and procedures required to comply with the BANDAG Quality Certification Program, as revised by BANDAG from time to time. BANDAG may from time to time require additional certifications for production and marketing of particular products or utilization of particular technology, and require FRANCHISEE's continued adherence to the same, if FRANCHISEE desires to produce such particular products or utilize such technology associated with the Bandag Method. In addition, FRANCHISEE shall not engage in any business conduct reasonably likely to affect adversely the reputation or goodwill of BANDAG or the BANDAG Method.

   (b) Representative samples of any and all materials used in retreading tires by the BANDAG Method and not falling under Section III(a) of this Agreement must be submitted for testing and inspection to BANDAG (at FRANCHISEE's expense) and must be approved by BANDAG in writing prior to such use by FRANCHISEE; BANDAG will not unreasonably withhold its approval of such materials if they meet BANDAG's standards for quality and performance.

   (c) All purchases from BANDAG or one of its corporate affiliates shall be at the prices established by BANDAG from time to time, and shall be subject to the seller's Standard Terms and Conditions of Sale, as revised from time to time. These terms and conditions (as supplemented by this Agreement) shall constitute the entire and only agreement between the parties with respect to the sale of such products to FRANCHISEE. No additional or different terms set forth in FRANCHISEE'S purchase order, acknowledgment or other forms or correspondence shall govern any sales of such products to FRANCHISEE, and BANDAG hereby objects to any such additional or different terms contained in any communication from FRANCHISEE. A copy of the Standard Terms and Conditions of Sale at the effective date of this Agreement is attached hereto as Annex A. A breach of such Terms shall be a breach of this Agreement.

   (d) FRANCHISEE shall maintain its Authorized Location in accordance with standards and procedures prescribed by BANDAG from time to time. FRANCHISEE shall maintain BANDAG Equipment in satisfactory operating condition and incorporate all modifications prescribed by BANDAG.

   (e) FRANCHISEE warrants that all required inspections of equipment used in retreading tires by the BANDAG Method will be undertaken and that, to the extent required by local law, FRANCHISEE shall post on such equipment appropriate certificates of inspection or other evidence of approval. FRANCHISEE further agrees: (1) to maintain and/or install such safety features on BANDAG Equipment as are originally installed or are thereafter recommended by BANDAG and in conformity with all applicable safety codes and regulations; (2) not to alter any safety features on BANDAG Equipment, whether such equipment was purchased from BANDAG or a third party; and (3) to rework or authorize BANDAG to rework any BANDAG Equipment to reestablish or retrofit any safety feature for the BANDAG Equipment.

   If BANDAG determines that any of FRANCHISEE's equipment used in retreading tires by the BANDAG Method is unsafe or does not comply with current safety standards used by BANDAG or applicable safety codes and regulations, BANDAG may give FRANCHISEE written notification thereof, and FRANCHISEE shall, within one month thereafter at its expense, either (y) rework, or authorize BANDAG to rework, such equipment, or (z) remove such equipment from service and sell it back to BANDAG, or trade it in for new BANDAG Equipment, in either case, at its then-current fair market value, all without prejudice to the right of BANDAG to remove certificates of inspection or nameplates from equipment not found in compliance with applicable safety codes or standards and to notify appropriate governmental officials that the equipment in question no longer meets applicable safety requirements.

   (f) FRANCHISEE acknowledges that it will, in the operation of its business of retreading tires with pre-cured rubber, comply with all applicable federal, state and local laws, ordinances, regulations and orders. FRANCHISEE shall also refrain from taking any action that prevents BANDAG from realizing the benefits of this Agreement.

   (g) FRANCHISEE shall not sell, lease or in any other way transfer title or possession of any BANDAG Equipment to third parties other than BANDAG franchisees, without first offering such Equipment in writing free and clear of all claims and encumbrances for purchase by BANDAG at fair market value. "Fair market value", as used in this Agreement, means the cash purchase price that would apply in an arm's-length transaction between an informed and willing BANDAG franchisee under no compulsion to purchase and an informed and willing BANDAG franchisee under no compulsion to sell.

   IV.    Records and Inspection

   FRANCHISEE shall maintain and provide to BANDAG financial statements, books of account, and supply, purchasing, inventory, production and sales records (including the date of purchase, weight and source of BANDAG Rubber Products used by FRANCHISEE and records showing the identity and address of all purchasers of BANDAG Rubber Products and of tires retreaded by the BANDAG Method), together with any other business records or information records that BANDAG may request in order to determine whether FRANCHISEE is performing its obligations under this Agreement. FRANCHISEE shall permit BANDAG to examine FRANCHISEE's records, premises and samples of tires made by the BANDAG Method during regular business hours.

   V.       Relationship of Parties

   The relationship of the parties is that of franchisor and franchisee, and seller and buyer only, and FRANCHISEE acknowledges that this Agreement does not create a fiduciary relationship between FRANCHISEE and BANDAG. The parties are independent contractors, and exercise sole control over their businesses at their own risk.

   VI.      Use of the Marks, Display, Advertising and Promotion of
            BANDAG Name

   FRANCHISEE shall have the non-exclusive right to use the "BANDAG" name and mark, including BANDAG's trademarks, service marks and logos (collectively, the "Marks") in the Territory in connection with the manufacture and sale of tires retreaded by the BANDAG Method, subject to BANDAG's Logo and Trademark Usage Requirements and Policy, as revised from time to time by BANDAG. FRANCHISEE shall at all times comply with such Requirements and Policy, which is attached in its current form as Annex B.

   VII.     Best Efforts

   FRANCHISEE shall at all times while this Agreement remains in effect exert its best efforts to produce and sell tires retreaded by the BANDAG Method.


   VIII.  Duration

   This Agreement shall continue in effect for five years unless terminated as provided elsewhere in this Agreement.

   IX.      Termination of the Agreement by BANDAG

   BANDAG shall have the right to terminate this Agreement:

          (a) Effective upon notice to FRANCHISEE, in the event of any breach of Section I(d) or (e), II(b) or (c), III(a), XI, XII or XVI of this Agreement, or

          (b) Effective upon notice to FRANCHISEE, in the event FRANCHISEE shall fail to pay all amounts due to BANDAG within ten (10) days after BANDAG notifies FRANCHISEE that payment is due, or

          (c) Effective upon notice to FRANCHISEE, in the event FRANCHISEE shall fail to operate the business of retreading tires by the BANDAG Method at the location authorized in Section I for more than sixty (60) consecutive days or otherwise abandons the franchise granted herein, or

          (d) Effective upon notice to FRANCHISEE, in the event FRANCHISEE introduces and/or supports any proceedings challenging the validity of any trademarks or other unpatented proprietary rights, whether registered or not, under which BANDAG derives its licensing power hereunder, or

          (e) Effective upon notice to FRANCHISEE, in the event of (1) any breach or non-compliance with any term or provision of this Agreement other than those described in subsections (a) through (d) above, or any breach or non-compliance with any other agreement between BANDAG and FRANCHISEE, and in either such case the breach or non-compliance is not remedied within thirty (30) days of notice thereof from BANDAG, or (2) the repeated breach or non-compliance with one or more term or provision of this Agreement, whether or not such breach or non-compliance is corrected after notice, or

          (f) Immediately, in the event FRANCHISEE becomes insolvent or is subject to any bankruptcy, insolvency, or similar proceeding, makes an assignment for the benefit of creditors, becomes unable to pay its debts as they become due, goes into liquidation or winding up, or in the event a receiver is appointed for substantial part of FRANCHISEE's assets, or

          (g) Effective upon thirty (30) days' notice, in the event of (1) a decision by a court or government agency that invalidates any significant provision of this Agreement, or (2) the failure of the heirs or successors of FRANCHISEE or a Controlling Person to apply for approval of a transfer of the pre-cured retreading business or the assets of such business in accordance with Section XI(c), or BANDAG's disapproval of such transfer.

   X.     Effect of Termination

   (a)    In the event of termination of this Agreement for any reason:

          (1) FRANCHISEE shall surrender and cease to exercise all rights granted under this Agreement, shall cease all use of the BANDAG Method, shall cease all use of BANDAG Equipment, and shall cease selling tires retreaded after date of termination with pre-cured rubber on BANDAG Equipment. In addition, no officer, director, relative, manager, shareholder, partner or other owner of FRANCHISEE or any Affiliate or Controlling Person, or any business enterprise in which any of them is engaged or to which any of them is related, may directly or indirectly operate such BANDAG Equipment or sell tires retreaded after date of termination with pre-cured rubber on BANDAG Equipment. FRANCHISEE shall also, at its own expense, cease all use of BANDAG's name and Marks in any and all connections, and refrain from representing any of its products produced after termination as "BANDAG products" or as being the "same as BANDAG" or "similar to BANDAG" or represent itself as a BANDAG franchisee or otherwise identify itself with BANDAG. Without limiting the foregoing, FRANCHISEE shall change the corporate name to eliminate use of any BANDAG Marks and change all stationary, envelopes, business cards, other advertisements and other items and file such documents in all federal, state and local offices as may be considered appropriate by BANDAG to change the corporate name of record in such offices.

          (2) Termination of this Agreement shall not relieve FRANCHISEE from its obligation to pay to BANDAG all moneys that may be due, and all amounts yet unpaid and not yet due for equipment, materials and supplies shall become due and payable within ten (10) days of the date of termination.

          (3) FRANCHISEE shall immediately cease using, and return within a period of ten (10) days following termination, all property of BANDAG, including but not limited to all confidential and proprietary written materials (and all copies thereof) received from BANDAG and all translations thereof. Such materials will be delivered in person to a BANDAG designee or returned via courier service, to be signed for by the recipient.

          (4) BANDAG shall have the option, exercisable by notice within sixty (60) days following the effective date of termination of this Agreement, to purchase (i) any or all BANDAG Rubber Products at the price paid by FRANCHISEE and/or (ii) any or all BANDAG Equipment at its 10-year straight line depreciated value, with a minimum of 15 percent of the purchase price paid by FRANCHISEE for such Equipment. This option extends to all BANDAG Equipment and BANDAG Rubber Products used in the business of FRANCHISEE prior to the effective date of termination. From the purchase price shall be deducted the amount of any set off or counterclaim that BANDAG may have against FRANCHISEE. Within two (2) days of receipt of notice from BANDAG, FRANCHISEE shall prepare for immediate return all such items.

   (b) After receipt of BANDAG's notice of termination, FRANCHISEE shall not commit itself to further advertising contracts or other agreements by which it represents itself as a franchisee of BANDAG.

   XI.    Transfer of Control

   (a) FRANCHISEE acknowledges that, to assure BANDAG that FRANCHISEE's obligations herein will be performed fully and that customers of tires retreaded by the BANDAG Method will receive adequate service, BANDAG must know and approve who in fact controls FRANCHISEE. Accordingly, neither FRANCHISEE nor any Controlling Person, nor any holder or owner of any equity interest in FRANCHISEE, may enter into any agreement pertaining to, causing or resulting in a Transfer of Control, or consummate or permit the consummation thereof, without in each case obtaining BANDAG's prior written approval. To provide BANDAG an opportunity to consider whether or not to approve a proposed Transfer of Control, a written request for such approval shall be submitted to BANDAG at least one hundred twenty (120) days prior to the proposed or intended date for the Transfer of Control, which request shall describe the proposed Transfer of Control and give the identity of the proposed transferee. FRANCHISEE shall also submit such other information regarding the proposed Transfer of Control as may be requested by BANDAG.

   (b) For the purposes of this Agreement, "Transfer of Control" shall mean (i) if FRANCHISEE or any direct or indirect Controlling Person is a partnership, any change in the identity or respective ownership of the partners of any of them, (ii) if FRANCHISEE or any direct or indirect Controlling Person is a corporation, any sale, gift or other transfer of ownership or possession of shares comprising 5% or more of the total number of issued and outstanding shares of FRANCHISEE or such Controlling Person or (iii) the transfer of or change in the direct or indirect control of, or the transfer or change in the power to control, directly or indirectly, the management, direction or day-to-day operations of FRANCHISEE or of any direct or indirect Controlling Person; provided, however, that the death or determination of incompetency of a partner or any natural person constituting a Controlling Person of FRANCHISEE shall not be a "Transfer of Control".

   (c) If a partner or Controlling Person of FRANCHISEE dies or is determined to be incompetent, the transfer of the business or assets of FRANCHISEE's business of retreading tires with pre-cured rubber operated at the Authorized Location to any heirs or successors of the deceased or the incompetent, whether by bequest or otherwise, shall be subject to BANDAG's prior written approval. Such heirs or successors shall apply to BANDAG for such approval within 60 days after such death or determination, providing BANDAG with such information as is then customarily requested by BANDAG with respect to new franchisees.

   XII.   General and Product Liability; Warranties; Insurance and
          Indemnification

   (a) FRANCHISEE shall purchase and maintain in full force and effect comprehensive general liability insurance (including but not limited to product liability, completed operations and contractual liability, including FRANCHISEE's obligations under the indemnity provisions of this Agreement) adequate to insure its undertakings herein and shall furnish a certificate of such insurance upon request by BANDAG.

   (b) FRANCHISEE shall defend indemnify and hold BANDAG harmless from and against all liabilities, recoveries of judgment, claims and demands on account of personal injury, including death or property loss or damage to others (including FRANCHISEE's employees or customers) arising out of or in any manner connected with (i) FRANCHISEE's business operations, (ii) FRANCHISEE's operations as a BANDAG franchisee, (iii) the retreading of any tires, (iv) the sale of any retreaded tires, (v) the performance by FRANCHISEE of this Agreement, (vi) the breach of any of FRANCHISEE's obligations herein, or (vii) the use by any person who is not a BANDAG franchisee of BANDAG Equipment sold, transferred or otherwise provided to such person or his employer by FRANCHISEE. FRANCHISEE shall at its own expense defend any and all such claims and demands and hold BANDAG harmless from and against all charges of attorneys incurred thereby and all costs and other expenses arising therefrom. FRANCHISEE, on its behalf and on behalf of anyone claiming through or by it, including its employees, agents, subcontractors and insurers, hereby waives its rights of recovery against BANDAG for loss covered by insurance maintained by FRANCHISEE or for FRANCHISEE's benefit. It is the intent of the parties that BANDAG shall not be subject to subrogation by anyone, including any insurer, as a result of any such loss.

   (c) BANDAG MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY OR SUITABILITY OF TIRES RETREADED BY FRANCHISEE. FRANCHISEE has no authority to make any kind of warranty or representation to others on behalf of BANDAG.

   (d) (i) Except as BANDAG may otherwise expressly agree in writing, FRANCHISEE, acting on its own behalf only, shall execute and deliver to each purchaser from FRANCHISEE of a tire retreaded by the BANDAG Method a BANDAG Dealer National Warranty on a form then currently furnished by BANDAG. BANDAG may also require FRANCHISEE to execute and deliver to each purchaser from FRANCHISEE of a tire retreaded by particular technology associated with the BANDAG Method a special warranty on a form then currently furnished by BANDAG. FRANCHISEE shall perform and fulfill promptly all of the terms and conditions of all such warranties. FRANCHISEE shall have the sole and complete responsibility for all such warranties (even though wording may have been provided by BANDAG) and for performance of any other warranties provided by FRANCHISEE to buyers of tires retreaded by the BANDAG Method and/or sold or distributed as contemplated by this Agreement. FRANCHISEE will perform all warranty and other services hereunder as an independent contractor and not as the agent of BANDAG and will assume responsibility for and hold BANDAG harmless from all claims (including but not limited to claims resulting from the negligent or willful acts or omissions of FRANCHISEE, and including attorneys' fees) against either of them arising out of or in connection with FRANCHISEE's performance of such service.

          (ii) FRANCHISEE agrees to comply with all policies and procedures described in the BANDAG Dealer National Warranty or such other special warranty that may be required by BANDAG, as any thereof may be revised by BANDAG from time to time, including but not limited to performing warranty service on tires retreaded by the BANDAG Method that FRANCHISEE did not manufacture or sell, and policies and procedures established by BANDAG from time to time relating to the keeping of books and records respecting claims FRANCHISEE may make for reimbursement for costs incurred by FRANCHISEE. BANDAG will reimburse FRANCHISEE for costs incurred for service FRANCHISEE performs for retreaded tires that the FRANCHISEE did not manufacture or sell in accordance with the policies and procedures of BANDAG described in the BANDAG Dealer National Warranty or such other special warranty. FRANCHISEE agrees that BANDAG may inspect FRANCHISEE's books and records respecting any warranty service or other claims FRANCHISEE may submit to BANDAG.

          (iii) FRANCHISEE hereby authorizes BANDAG to charge its account with BANDAG for each adjustment on a BANDAG retread sold by FRANCHISEE, performed by another franchisee under a BANDAG Dealer National Warranty or other special warranty required by BANDAG, in such amount as may be provided therefor in the applicable warranty, and to credit FRANCHISEE's account for each adjustment on a BANDAG retread sold by another franchisee, performed by the FRANCHISEE under a BANDAG Dealer National Warranty or such other special warranty, in such amount as may be provided therefor in the warranty, all in accordance with BANDAG's then-current practices under the BANDAG Dealer National Warranty Program or any other special warranty program BANDAG may require in connection with a particular technology.

   XIII.  Security Interest

   (a) FRANCHISEE agrees to execute and deliver to BANDAG BANDAG's then-current standard form security agreement to secure all of FRANCHISEE's obligations to BANDAG (as more fully described in such agreement), and to cause those persons or entities that own the BANDAG Equipment used in FRANCHISEE's retread business from time to time to execute and deliver a similar security agreement to secure FRANCHISEE's and their respective obligations to BANDAG.

   (b) BANDAG agrees, upon written request from the holder of a properly perfected Bank Lien, to subordinate the security interest granted to BANDAG by FRANCHISEE, to the extent it secures the rights and options of BANDAG hereunder to purchase certain assets used in FRANCHISEE's business of retreading tires with pre-cured rubber (but not any security interest granted in connection with purchases by FRANCHISEE, or purchase money financing by BANDAG of any items purchased by FRANCHISEE), to such Bank Lien. FRANCHISEE hereby covenants and agrees to execute and deliver to BANDAG any deeds, documents, instruments and other writings requested by BANDAG to grant or create a lien for the purposes described in this section, and to take any actions reasonably deemed advisable by BANDAG or its counsel to create, establish, preserve, perfect, continue perfected, record, register, protect, determine priority of and enforce such lien and BANDAG's rights, and FRANCHISEE shall pay all expenses relating to the foregoing.

   (c) For the purposes of this Agreement, "Bank Lien" shall mean a security interest, lien, charge or encumbrance granted by FRANCHISEE to a financial institution to secure indebtedness for borrowed money.

   XIV.     Force Majeure

   Performance of their respective obligations hereunder (other than any obligation for the payment of money) by either BANDAG or FRANCHISEE may be interrupted without liability to the extent the interruption is due to a force majeure. The term "force majeure" shall include an Act of God, war, civil commotion, fire, explosion, flood, strike, lock-out, or any other cause beyond the reasonable control of BANDAG or FRANCHISEE.

   XV.      Notices; Litigation

   Any notice or demand hereunder must be in writing and shall be deemed given when personally delivered by hand, when telecopied or telexed and acknowledged by appropriate means, or one (1) day after delivery to a courier service, prepaid, addressed to the party's address shown in this Agreement or as modified in writing pursuant to this Agreement, or three
   (3) days after deposited in the U.S. mails, first class mail, postage prepaid, addressed as above. In this regard, FRANCHISEE shall notify BANDAG within ten (10) days of institution of a lawsuit by way of the service of a complaint, cross-claim, counterclaim or the like against FRANCHISEE if such lawsuit involves issues relating to rights granted hereunder and shall permit BANDAG to intervene and control the lawsuit with regard to such issues.

   XVI.     Assignment and Subfranchising

   BANDAG may assign part or all of this Agreement and may delegate any or all of its obligations hereunder to affiliates. No assignment, sublicense or subfranchise may be made by FRANCHISEE without the prior written consent of BANDAG.

   XVII.  Improvements by FRANCHISEE

   In return for the inclusion within Section I hereof of improvements to the BANDAG Method made by BANDAG, all inventions, patents and patent applications which are conceived, made or acquired by FRANCHISEE in performing under this Agreement or that relate to BANDAG's proprietary rights or equipment shall automatically be irrevocably licensed on a royalty-free and non-exclusive basis to BANDAG, giving BANDAG the non-exclusive right to make, have made, use and sell such improvements, along with the right to sublicense such inventions, patents and patent applications to any and all BANDAG franchisees.

   XVIII.  Execution; Representations and Warranties

   If FRANCHISEE has ten (10) or fewer shareholders and/or partners, FRANCHISEE represents and warrants that the names of all its shareholders and/or partners at the time of execution of this Agreement are listed below, and FRANCHISEE agrees to notify BANDAG immediately of any change of its shareholders or partners. If FRANCHISEE has more than ten (10) shareholders and/or partners, FRANCHISEE represents and warrants that all Controlling Persons and all persons with an interest in any BANDAG Equipment at the time of execution of this Agreement are listed below, and FRANCHISEE agrees to notify BANDAG immediately of any change in any of these. FRANCHISEE further represents and warrants that the signatures below on behalf of FRANCHISEE are duly authorized, and that the persons signing have full power and authority to bind FRANCHISEE.

    (Rev 4/96)
   XIX.    Arbitration

   (a) Any dispute arising out of or relating to this Agreement will be submitted to and resolved by final and binding arbitration as the sole and exclusive remedy. Any claim subject to this Section shall be made by filing a demand for arbitration within one (1) year following the conduct, act or other event first giving rise to the claim; otherwise, the right to any remedy shall be deemed forever waived and lost. The right and duty of the parties to this Agreement to resolve any disputes by arbitration shall be governed exclusively by the Federal Arbitration Act as amended; and arbitration shall take place according to the Commercial Rules of the American Arbitration Association, and shall be held in its Chicago, Illinois office, and be decided by one arbitrator chosen according to such Rules. Each party shall bear all of its own costs of arbitration except that the fees of the arbitrator shall be divided equally between the parties.

   (b) Unless otherwise agreed by the parties, pre-hearing discovery in the dispute to be arbitrated shall be limited to the following: (1) production of any documents that the producing party intends to introduce into evidence at the hearing; (2) production of any documents generated by the party seeking production, or generated in the course of actual transactions between the parties; (3) production of any written, video-taped or tape-recorded statement given by the party seeking production;
   (4) production of any documents relied on by any expert whose opinions and conclusions will be offered at the hearing; and (5) not more than two depositions per side, with total adverse examination time in both depositions combined not to exceed 12 clock hours.

   (c) The arbitrator shall have no authority to amend or modify the terms of this Agreement or to award punitive or exemplary damages. His or her award may be enforced by the judgment of any court having jurisdiction over the party against which enforcement is sought.

   (d) Each party shall have the right, without awaiting the outcome of the arbitration, to seek from an appropriate court provisional remedies including, but not limited to, temporary restraining orders or preliminary injunctions before, during or after arbitration. Seeking any such remedies shall not be deemed to be a waiver of either party's right to compel arbitration. FRANCHISEE acknowledges that BANDAG will confront a material risk of severe and irreparable injury for which it will not have an adequate remedy in damages if FRANCHISEE breaches any of its obligations under Sections I(b), (d) or (e), II(b) or (c), III(g), VI, X, XI, XIII, XVI or XVII, and that such obligations (without limitation) shall therefore be specifically enforceable.

   (e)    ACKNOWLEDGMENT OF ARBITRATION.

          Each of the parties to this Agreement understands that this Agreement contains an agreement to arbitrate. After signing this document, each of the parties understands that it will not be able to bring a lawsuit concerning any dispute that may arise which is covered by the arbitration agreement, unless it involves a question of constitutional or civil rights and arbitration thereof may not be compelled pursuant to the Federal Arbitration Act. Instead, each of the parties agrees to submit any such dispute to an impartial arbitrator.


   XX.    Miscellaneous

   (a) This is the entire Agreement and supersedes all prior agreements and communications, either oral or in writing between the parties hereto with respect to the subject matter hereof, except that the execution hereof does not relieve FRANCHISEE from any obligations with respect to materials, equipment or supplies sold or delivered by BANDAG to FRANCHISEE, or to maintain the confidentiality of confidential information delivered or communicated by BANDAG to FRANCHISEE, prior to the effective date of this Agreement. Except for (I) the above-described obligations,
   (ii) any product warranties made by FRANCHISEE, and (iii) FRANCHISEE's indemnification obligations hereunder and its responsibility for product liability on products manufactured by it at any time, BANDAG and FRANCHISEE, each on behalf of themselves and of every company directly or indirectly controlled by, controlling or under common control with them, and the agents, officers, employees, successors and assigns of all of them, release each other and the above-described persons and entities from any and all claims, purported claims, liabilities and defaults arising from the actions of the other under any and all prior agreements or otherwise prior to the effective date of this Agreement. Any amendment, addition or variation to this Agreement must be in writing and duly executed by both BANDAG and FRANCHISEE.

   (b) The representations, obligations and covenants of FRANCHISEE in Sections II(b), III(g), V, X, XII, XVII, XIX(a) and XIX(b) (with respect to the release) shall survive termination of this Agreement.

   (c) The parties intend that all provisions will be enforceable to the maximum extent permitted under law.

   (d) FRANCHISEE acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves certain business risks and that its success will be largely dependent on the ability of FRANCHISEE and its Controlling Persons as independent businessmen. BANDAG expressly disclaims the making of, and FRANCHISEE acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement, nor has FRANCHISEE relied on any separate written or oral communications or understanding or on any warranty or representation by or with BANDAG. In addition, except for any express warranties that may be contained in manuals provided by BANDAG to FRANCHISEE from time to time describing the capabilities of the BANDAG Method, BANDAG expressly disclaims any warranties or representations, express or implied, with respect to the BANDAG Method, including merchantability and fitness for purpose. FRANCHISEE acknowledges and agrees that it has read and understood this Agreement and the attachments hereto, if any, that BANDAG has fully and adequately explained the provisions of each to FRANCHISEE's satisfaction, and that BANDAG has accorded FRANCHISEE ample time and opportunity to consult with advisors of FRANCHISEE's own choosing about the potential benefits and risks of entering into this Agreement.

   (e) BANDAG may permit FRANCHISEE to remedy any default hereunder without waiving the default so remedied, and a waiver of any default shall not be a waiver of any other subsequent or prior default. BANDAG's failure to enforce any of its rights shall not be a waiver thereof. The exercise of any right does not limit BANDAG's right to exercise any other right; every right of BANDAG under this Agreement is cumulative with every other right BANDAG may have under this Agreement, under any other agreement or otherwise.

   (f) With respect to any provisions in this Agreement where BANDAG is permitted to make certain modifications, determinations and exceptions, they shall be within BANDAG's sole and absolute discretion unless otherwise expressly provided in this Agreement.

   IN WITNESS WHEREOF, BANDAG and FRANCHISEE have caused this Agreement to be executed in two originals, effective as of the date of execution by BANDAG.


   FRANCHISEE                         BANDAG, INCORPORATED


   ___________________________        By: ________________________
   Print Name of Corporation,
   Partnership, or Individual         Title: _____________________

                                      Date: ______________________
   By: _______________________

   Title: ____________________        Address:
                                      Bandag World Headquarters
   Date: _____________________        2905 North Highway 61
                                      Muscatine, IA  52761-5886
                                      U.S.A.

   List of all partners (if a partnership) or shareholders (if a corporation) of FRANCHISEE:


   ___________________________        _________________________
   Print Name                         Print Name


   ___________________________        _________________________
   Print Name                         Print Name


   ___________________________        _________________________
   Print Name                         Print Name


   ___________________________        _________________________
   Print Name                         Print Name


   ___________________________        _________________________
   Print Name                         Print Name

               UNDERTAKING BY THE PRINCIPALS OF BANDAG FRANCHISEE

   I (we) understand that the BANDAG SYSTEM FRANCHISE AGREEMENT between Bandag, Incorporated ("BANDAG") and _____________________
   ________________________________________________________________,
   ("FRANCHISEE") executed by FRANCHISEE on the _______ day of __________ 19____, provides that upon termination of the Agreement FRANCHISEE must:

        1. cease using and return to BANDAG all confidential and proprietary written materials and all translations;

        2.   cease using all BANDAG trademarks and logos;

        3. cease using the Bandag Method and equipment made by or for BANDAG, and cease selling tires retreaded after date of termination with pre-cured rubber on equipment made by or for BANDAG; and

        4. cease using the word BANDAG in its corporate, trade or business name, any assumed name, and in any other way.

   In consideration of the grant of a franchise by BANDAG, other good and valuable consideration, and my (our) access to confidential information and the Bandag Method and Equipment, I (we) agree that in the event of termination of the Franchise Agreement I (we) shall honor the above understandings personally and in any undertaking in which I (we) might be involved.


   ____________________       ___________________       __________
   Print Name                 Signature                 Date


   ____________________       ___________________       __________
   Print Name                 Signature                 Date


   ____________________       ___________________       __________
   Print Name                 Signature                 Date


   ____________________       ___________________       __________
   Print Name                 Signature                 Date


   ____________________       ___________________       __________
   Print Name                 Signature                 Date

                                  ANNEX LISTING


   ANNEX A   GENERAL TERMS AND CONDITIONS OF SALE

   ANNEX B   BANDAG/R/ LOGO AND TRADEMARK USAGE REQUIREMENTS AND POLICY

                         BANDAG, INCORPORATED ("Seller")
                          TERMS AND CONDITIONS OF SALE

        1. OFFER, GOVERNING PROVISIONS AND CANCELLATION. THESE TERMS AND CONDITIONS SHALL CONSTITUTE THE ENTIRE AGREEMENT BETWEEN SELLER AND BUYER, AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED ACCORDING TO INTERNAL LAWS OF THE STATE OF IOWA. The rights and obligations of the parties hereunder shall not be governed by the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods. No order may be canceled or altered by the Buyer except upon terms and conditions acceptable to Seller, as evidenced by Seller's written consent. In the event of such an approved cancellation by Buyer, Seller shall be entitled to payment of the full price, less the amount of any expenses saved by Seller by reason of the cancellation.

        2. PRICES AND PAYMENT. All prices listed are payable in United States Dollars. All prices are subject to change without notice, and the price of products on order but unshipped will be adjusted to the price in effect at the time of shipment. With respect to goods sold hereunder other than equipment, payment is due on the terms agreed by Seller in writing, or, if there is no such written agreement, in accordance with the applicable price list, or, if no price list is applicable, upon Buyer's receipt of Seller's invoice. With respect to equipment sold hereunder, payment is due in accordance with an applicable written purchase agreement, or, if none, on delivery. Notwithstanding the foregoing, at its sole option at any time, Seller may require Buyer to make payment in advance or by irrevocable letter of credit, and may defer shipment or cancel any order if the Buyer does not promptly provide such payment or a letter of credit. Any such letter of credit shall be issued for Seller's benefit by a prime U.S. bank, shall be subject to and governed by the Uniform Customs and Practice for Documentary Credits (ICC Publication No. 400, 1983 Revision), shall provide for payment against Seller's invoice and bill of lading, and shall be in form and substance satisfactory to Seller.

        3. TAXES AND OTHER CHARGES. Any tax, duty, custom, inspection or testing fee, or any other tax, fee or charge of any nature whatsoever imposed by any governmental authority, on or measured by the transaction between Seller and the Buyer shall be paid by the Buyer in addition to the prices invoiced. Buyer shall provide Seller at the time the order is submitted with any applicable exemption certificate or other document acceptable to the authority imposing such tax, fee or charge. In the event the Seller is required to pay any such tax, fee or charge, the Buyer shall reimburse Seller therefor.

        4. DELIVERY, CLAIMS AND FORCE MAJEURE. (a) Equipment. With respect to equipment sold by Seller hereunder, the method and route of shipment shall be at the sole discretion of Seller. If Seller elects to ship by carrier: (i) sales of equipment shall be F.O.B. Seller's plant in Muscatine, Iowa; (ii) all risk of loss or damage in transit shall be borne by Buyer after delivery to the carrier; and (iii) all costs of shipping shall be borne by Buyer. If Seller elects to ship by trucks or other vehicles owned, leased or operated by Seller, sales of equipment shall be F.O.B. Buyer's facility, except that shipping will be charged to Buyer at standard common carrier rates then in effect. Seller will notify Buyer of the method of shipment prior to shipment.

        (b) Rubber Products. With respect to orders for less than 500 pounds of Rubber Products sold by Seller hereunder: (I) shipments will be F.O.B. point of shipment; (ii) all risk of loss or damage in transit shall be borne by the Buyer after delivery to the carrier; and (iii) all costs of shipping shall be borne by Buyer. With respect to orders for 500 pounds or more of Rubber Products, shipments will be F.O.B. Buyer's plant, and all costs of shipping shall be borne by Seller. As used herein, "Rubber Products" shall mean any and all tread rubber, tread materials and all other materials used between the tread materials and the casing (including without limitation all cushion rubber, cushion gum and other adhesives, repair gums, filled materials, special extrusions, rebelting materials, cements and other rubber items).

        (c) Promotional Materials. With respect to items other than equipment and Rubber Products, and intended primarily for promotional or publicity purposes: (i) sales by Seller hereunder will be F.O.B. point of manufacture or point of shipment; (ii) all risk of loss or damage in transit shall be borne by Buyer after delivery by the manufacturer to a carrier; and (iii) all costs of shipping shall be borne by Buyer.

        (d)  Other Terms.

        (i) Any additional expense arising from the use of a method or route of shipment requested by Buyer shall be borne entirely by Buyer. Seller reserves the right to make delivery in installments, unless otherwise agreed in writing by Seller; all such installments are to be separately invoiced and paid for when due per invoice, without regard to subsequent deliveries, and any deliveries not in dispute shall be paid for regardless of other controversies relating to other delivered or undelivered merchan-dise. Delay in delivery of any installment shall not relieve buyer of its obligations to accept remaining deliveries. In any case where Buyer is to bear the cost of shipping, Buyer shall bear all costs of bags, barrels, boxes, pallets or other containers used to ship goods hereunder. No shipping containers may be returned to Seller unless Seller has agreed to such return in advance and all return freight is prepaid by Buyer. Seller may, at any time, require any or all costs of shipping for which Buyer is responsible under the terms hereof to be prepaid by Buyer.

        (ii) Claims for shortages or other errors in delivery must be made in writing to Seller within 10 days after receipt of shipment. Failure to give such notice shall constitute unqualified acceptance and a waiver of all such claims by Buyer. Claims for loss or damage to goods in transit, in cases where the goods are delivered by a carrier, shall be made to the carrier and not to Seller.

        (iii) All delivery dates are approximate. Seller shall not be liable for any damage as a result of any delay or failure to deliver due to any act of God, act of the Buyer, embargo or other governmental act, regulation or request, fire, accident, strike, slow down or other labor difficulties, war, riot, delay in transportation, defaults of common carriers, inability to obtain necessary labor, materials or manufacturing facilities or, without limiting the foregoing, any other event beyond the Seller's control. In the event of any such delay the date of delivery shall be extended for a period equal to the length of the delay. Buyer's exclusive remedy for other delays and for Seller's inability to deliver for any reason, including Buyer's inability to produce goods which meet the requirements of this contract, shall be rescission of this agreement.

        5. STORAGE. If the products are not shipped within fifteen (15) days after notification to the Buyer that they are ready for shipping, for any reason beyond Seller's reasonable control, including the Buyer's failure to give shipping instructions, Seller may store such products at the Buyer's risk in a warehouse or yard or upon Seller's premises, and the Buyer shall pay all handling, transportation and storage charges at the prevailing commercial rates upon submission of invoices therefor.

        6. CHANGES. Seller may at any time make such changes in design and construction of products as Seller deems appropriate, without notice to Buyer. Seller may furnish suitable substitutes for materials unobtainable because of priorities or regulations established by governmental authority or nonavailability of materials from suppliers.

        7.   WARRANTIES.

        (a) The NDI. With respect to any equipment that is the subject of a lease agreement between Buyer and Seller (whether or not a true lease) (the "NDI"), Seller warrants that each machine, model upgrade or feature of the NDI will be in good working order on the day it is installed. If it is proven to Seller's satisfaction not to have been in good working order at the time of installation, the machine, model upgrade or feature will be repaired or replaced at Seller's option.

        (b) Other Products. Seller warrants that the original purchaser of equipment manufactured by Seller other than the NDI will have the right to enjoy the equipment free and clear of claims of third persons against Seller. Seller warrants products manufactured by it and supplied hereunder other than the NDI to be free from defects in materials and workmanship under normal use and service for a period of six months from date of shipment (nine months for equipment manufactured by Seller if such equipment is exported from country of manufacture when shipped to Buyer), except that the following components of the repair gum extruder are so warranted only for 90 days from date of shipment: the circuit boards, barrels, barrel adapters and air motors, four months on cushion gum. This warranty is only applicable to products properly maintained and used according to Seller's instructions. If, within the applicable period, any such product shall be proved to Seller's satisfaction to be defective, such product shall be repaired or replaced at Seller's option, or, also at Seller's option, the purchase price shall be refunded.

        (c) Other Terms. (i) In the case of the NDI, such repair or replacement, and, in the case of products other than the NDI, such repair, replacement or refund, shall be Seller's sole obligation and Buyer's exclusive remedy hereunder. With respect to the NDI, such remedy is conditioned upon Seller's receiving written notice of any alleged malfunc-tioning within ten (10) days of installation, and, at Seller's option, return of the NDI to Seller, F.O.B. its factory. With respect to products other than the NDI, such remedy shall be conditioned upon Seller's receiv-ing written notice of any alleged defect within ten (10) days after its discovery and, at Seller's option, return of such products to Seller, F.O.B. its factory. This warranty does not apply to products that Seller determines have been damaged by misuse, neglect, improper operation, accident or alteration, or that Seller determines have been tampered with or repaired in a manner not authorized by Seller. Products supplied by Seller hereunder that are manufactured by someone else are not warranted by Seller in any way, but Seller agrees to assign to Buyer any warranty rights in such products that Seller may have from the original manufacturer.

        (ii) THE WARRANTY CONTAINED IN THIS SECTION 7 IS EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AND SELLER EXPRESSLY DISCLAIMS AND EXCLUDES ANY IMPLIED WARRANTY OF MERCHANTABILITY OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. The exclusive remedy stated in this Section 7 shall not be deemed to have failed of its essential purpose so long as, (1) with respect to the NDI, Seller is willing and able to repair or replace the malfunctioning item within ninety (90) days of the date on which Seller determines a malfunction to exist, or (2) with respect to products other than the NDI, Seller is willing and able to repair or replace defective products, or refund the purchase price, within ninety (90) days of the date on which Seller determines a defect to exist.

        (iii) Any description of the products, whether in writing or made orally by Seller or Seller's agents, specifications, samples, models, bulletins, drawings, diagrams, engineering sheets or similar materials used in connection with Buyer's order are for the sole purpose of identifying the products and shall not be construed as an express warranty. Any suggestions by Seller or Seller's agents regarding use, application or suitability of the products shall not be construed as an express warranty unless confirmed to be such in writing by Seller.

        8. COMPLIANCE WITH LAWS. Seller certifies that these goods were produced in compliance with all applicable requirements of sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor issued under section 14 thereof. Seller does not warrant, however, that any materials, equipment and features meet the requirements of any local, state or federal laws or regulations (other than those specifically enumerated above) applicable to Buyer, including those issued under OSHA. The equipment describes herein is provided only with the safety devices and features shown in the applicable specifications. Should the customer require any additional devices or features, they should be specifically identified, and Seller will adjust the price accordingly.

        9. RETURNS. Products may be returned to Seller only when Seller's written permission, signed by duly authorized personnel of Seller, shall be obtained by Buyer in advance. Goods may not be returned unless they are in marketable condition. Returned products must be securely packaged and reach Seller without damage. Any cost incurred by Seller to put products in marketable condition will be charged to Buyer.

        10. PATENTS, TRADEMARKS AND COPYRIGHTS. Seller will, at its own expense, defend any suits that may be instituted by anyone against Buyer for alleged infringement of any United States patent, trademark, or copyright relating to any products manufactured and furnished by Seller hereunder, if such alleged infringement consists of the use of such products, or parts thereof, in Buyer's business, and if Buyer shall have made all payments then due hereunder, provided, however, that Buyer shall give Seller immediate notice in writing of any such suit, shall transmit to Seller immediately upon receipt all processes and papers served upon Buyer, shall permit Seller through its counsel, either in the name of Buyer or in the name of Seller, to defend the same and shall give all needed information, assistance and authority to enable Seller to do so.
   If such products are in such suit held in and of themselves to infringe any valid United States patent, trademark or copyright, then: (a) Seller will pay any final award of damages in such suit attributable to such infringement, and (b) if in such suit use of such products by Buyer is permanently enjoined by reason of such infringement, Seller shall, at its own expense and at its sole option, either (i) procure for Buyer the right to continue using the products, (ii) modify the products to render them noninfringing, (iii) replace the products with noninfringing goods, or
   (iv) refund the purchase price and the transportation costs paid by Buyer for the products.

        Notwithstanding the foregoing, Seller shall not be responsible for any compromise or settlement made without its written consent, or for infringements of combination or process patents covering the use of the products in combination with other goods or materials not furnished by Seller. The foregoing states the entire liability of Seller for infringement, and in no event shall Seller be liable for consequential damages attributable to an infringement.

        As to any products furnished by Seller to Buyer manufactured in accordance with drawings, designs or specifications proposed or furnished by Buyer, or any claim of contributory infringement resulting from the use or resale by Buyer of products sold hereunder, Seller shall not be liable, and Buyer shall indemnify Seller and hold Seller harmless from and against any and all loss, liability, damage, claim or expense (including but not limited to Seller's reasonable attorneys' fees and other costs of defense) incurred by Seller as a result of any claim of patent, trademark, copyright or trade secret infringements, or infringements of any other proprietary rights of third parties.

        The purchase of any products hereunder does not entitle Buyer to employ the same in any patented process.

        11. EXCLUSION OF CONSEQUENTIAL DAMAGES AND DISCLAIMER OF LIABILITY; BUYER'S INDEMNITY.
   Seller's liability with respect to breaches of warranty shall be limited as provided in Section 7 hereof. With respect to other breaches of this contract, Seller's liability shall in no event exceed the contract price. SELLER SHALL NOT BE SUBJECT TO AND DISCLAIMS: (1) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF CONTRACT OR OF WARRANTY, (2) ANY OBLIGATIONS WHATSOEVER ARISING FROM TORT CLAIMS (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ARISING UNDER OTHER THEORIES OF LAW WITH RESPECT TO PRODUCTS SOLD OR SERVICES RENDERED BY SELLER, OR ANY UNDERTAKINGS, ACTS OR OMISSIONS RELATING THERETO, AND (3) ALL CONSEQUENTIAL, INCIDENTAL AND CONTINGENT DAMAGES WHATSOEVER.
   Without limiting the generality of the foregoing, Seller specifically dis-claims any liability for penalties (including administrative penalties), special or punitive damages, damages for lost profits or revenues, loss of use of products or any associated equipment, cost of capital, facilities or services, downtime, shut-down or slowdown costs, spoilage of material, or for any other types of economic loss. All the limitations and disclaimers contained in this paragraph and in the rest of this contract shall apply to claims of Buyer's customers or any third party asserted by Buyer against Seller for indemnity or contribution, as well as direct claims of Buyer against Seller.

        Buyer shall indemnify Seller against any and all losses, liabilities, damages and expenses (including, without limitation, attorneys' fees and other costs of defending any action) that Seller may incur as a result of any claim by Buyer or others arising out of or in connection with the products and/or services sold hereunder and based on product or service defects not proven to have been caused solely by Seller's negligence.

        12. MANUALS, BROCHURES, INSTRUCTIONS. Any and all operating manuals, instructions, brochures, warnings or the like concerning the goods supplied hereunder shall be written in the English language, and are supplied as an aid to Buyer and are not represented to be accurate, complete or sufficient. Buyer warrants that it will accurately transcribe such manuals, instructions, brochures or warnings to appropriate languages and dialects to comply with all applicable laws and so that its employees and all third party users of the goods will be properly informed of all the contents thereof. Buyer will indemnify and hold harmless Seller against all liabilities and expenses (including attorneys' fees) arising out of the use of the goods by the Buyer or a third party in any case where the Buyer fails to make available adequate warnings, labels, manuals and instructions concerning the proper and normal use of the goods.

        13. SEVERABILITY. If any provisions of these terms and conditions of sale shall be deemed illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of any legal and enforceable provision hereof, which shall be construed as if such illegal and unenforceable provision(s) had not been inserted herein.

           BANDAG/R/ LOGO AND TRADEMARK USAGE REQUIREMENTS AND POLICY

   (a) BANDAG shall have the exclusive right to register BANDAG's trademarks, service marks and logos (collectively, the "Marks") with governmental authorities. All use of the Marks by Franchisee and goodwill arising therefrom shall inure exclusively to BANDAG's benefit. Franchisee shall assign to BANDAG any rights acquired in the Marks or any registration thereof.

   (b) Franchisee shall: (i) not impair the value of BANDAG's Marks, whether registered or not; (ii) use only the Marks designated by BANDAG;
   (iii) not use trademarks, service marks, symbols, slogans, logos or the like that are confusingly similar to the Marks; (iv) not use the Marks, or any word, name or other symbol tending to be confusingly similar to the Marks, in the name of any bank account of Franchisee or in any other way tending to create liability of BANDAG or other than in connection with the BANDAG Method and the sale of tires retreaded by the BANDAG Method; and
   (v) immediately cease any pre-existing use of the Marks that conflicts with the terms of this Agreement. Franchisee shall promptly report any unauthorized use of the Marks to BANDAG. Unless BANDAG objects in writing to Franchisee at any time, Franchisee may, but is not required to, include the Mark "BANDAG" in its corporate or trade name and use such name in the business of making and selling tires retreaded by the BANDAG Method. If Franchisee elects to use the name BANDAG in its corporate or trade name, Franchisee shall not: (1) use the word BANDAG as the first word in its corporate name (e.g., "Bandag Retreads, Inc." is prohibited), (2) use the name BANDAG in a corporate name with the name of any state, province, county, city, governmental or political unit or subdivision, (e.g., "San Francisco Bandag, Inc.", "Texas Bandag", etc. would be prohibited), or (3) use the name BANDAG in a corporate name being used by any other BANDAG franchisee (wherever located). In addition, Franchisee must comply with all policies and procedures adopted by BANDAG from time to time regarding use of the Mark BANDAG in the names of its franchisees. Franchisee shall, immediately upon request by BANDAG, consent in writing, in such form as may be requested by BANDAG, to the use of the "BANDAG" Mark by third parties in their corporate or trade name.

   (c) Franchisee shall display the name "BANDAG" in its Territory on its buildings, signs and trucks used in the business of retreading tires by the BANDAG Method, and shall reasonably advertise and promote the name "BANDAG" in connection with such business subject, however, at all times, to the restrictions set forth below. Every use of the name "BANDAG" in any display, advertisement, promotion or otherwise by Franchisee shall be in a form and character approved by BANDAG.

   BANDAG encourages franchisees to use the BANDAG logo for all kinds of approved advertising and identification within its Territory. However, to protect the integrity of BANDAG's Marks, BANDAG restricts the usage of the BANDAG Marks by areas.

   The following is a list of authorized uses of the BANDAG Marks within Franchisee's Territory:

        1.   Building and standing signs on property used by Franchisee.
        2.   Vehicles used in Franchisee's business.
        3.   Yellow-page advertising.
        4.   Newspaper advertising.
        5.   Electronic media advertising (radio and/or television).
        6.   Envelope and letterhead.
        7.   Business cards.
        8. Collateral materials (leaflets, handouts, price lists, calendars etc.)
        9.   Billboards.
        10.  Community service program sponsorship.

   The following is a listing of unauthorized uses of the BANDAG Marks:

        1.   Building and/or standing signs located outside Franchisee's
             Territory.
        2.   Vehicles used exclusively outside Franchisee's Territory.
        3. Yellow-page advertising which does not cover part of Franchisee's Territory.
        4.   Newspapers not generally distributed within Franchisee's
             Territory.
        5.   Electronic media not servicing Franchisee's Territory.
        6. Envelope and letterheads having addresses outside Franchisee's Territory.
        7.   Business cards having an address outside Franchisee's Territory.
        8. Sales and informational materials using an address outside Franchisee's Territory.
        9.   Billboards located outside Franchisee's Territory.
        10. Community service program sponsorship of groups not utilized by the citizens within Franchisee's Territory